UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2023
Date of Report (date of earliest event reported)

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365		23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Deerfield Lane Suite 300	Malvern	Pennsylvania	19355
(Address of Principal Executive Offices)			(Zip Code)
(610) 989-0340
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 5, 2023, Cantaloupe, Inc. (the “Company”) reached a final settlement with the Securities and Exchange Commission (the “SEC”) regarding the previously disclosed investigation relating to USA Technologies, Inc.’s legacy revenue recognition practices that occurred during Fiscal Years 2017 and 2018. As part of the settlement, the Company agreed to neither admit nor deny the findings in the SEC’s final order, and it agreed to a cease-and-desist order and payment of a civil monetary penalty of $1.5 million. The Company believes it has fully remediated the conduct described in the SEC’s order related to USA Technologies, Inc. and its former executives and has implemented enhanced revenue recognition and other financial reporting practices since the periods covered by the SEC’s final order. As noted in the SEC’s announcement, the settlement reflects consideration of the Company’s self-reporting, cooperation, and remediation efforts. None of the Company’s current officers were employed by the Company during the period covered by the SEC’s investigation and final order.

As previously disclosed, as of the Company’s most recently completed fiscal quarter, the Company had reserved the full amount of the settlement. With respect to legal fees and expenses incurred in connection with the government’s investigation, the Company has been reimbursed for $2.0 million of those expenses through insurance.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Ex. Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

Date: June 6, 2023
By: /s/ Anna Novoseletsky
Anna Novoseletsky
Chief Legal & Compliance Officer, General Counsel and Corporate Secretary